Exhibit 10.3

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is entered into as of July 1, 2020 (the “Effective Date”) by and between Melvin Flanigan ("Consultant"), CWGS Enterprises, LLC, a Delaware limited liability company (“CWGS”) and Camping World Holdings, Inc., a Delaware corporation (“CWH” and together with CWGS, collectively, the "Company”).

A.  Consultant is currently employed by the Company pursuant to the terms of that certain Employment Agreement dated January 1, 2019, as amended by that certain First Amendment to Employment Agreement dated November 8, 2019 (the “Employment Agreement”), pursuant to which Consultant serves as the Company’s Chief Financial Officer and Corporate Secretary.

B.   The Consultant has resigned  as the Chief Financial Officer of the Company effective as of June 30, 2020 (the “Termination Date”) and the Company has accepted such resignation.

C.   The Company and Consultant desire that Consultant provide certain consulting services to the Company commencing on the Effective Date, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.         Description of Services to be Performed.  Consultant shall provide the services described on Schedule A attached hereto (the "Services") to the Company in accordance with the terms of this Agreement.  In rendering the Services, Consultant shall report to the Company personnel listed on Schedule A for such specific direction and coordination as may be required.

2.         Compensation, Billing and Records.  As compensation for the Services, the Company shall pay Consultant in accordance with Schedule B ("Compensation").  In addition to the Compensation, the Company will reimburse Consultant for reasonable travel and other expenses performed in connection with this Agreement.

3.         Terms of Agreement.

3.1       The term of this Agreement (the “Term”) shall commence on the Effective Date and expire on December 31, 2020, unless earlier terminated as set forth herein.

3.2       Notwithstanding anything to the contrary contained herein, this Agreement may be terminated by either party in the event of a breach by the other party which is not cured with fifteen (15) days following written notice thereof.

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4.         Confidentiality.

4.1       Consultant acknowledges and agrees that it will be receiving both written and oral information from the Company which it deems confidential and which relates to its business and its prospects.  Consultant agrees to hold all such confidential information in trust and confidence, and not to disclose any such confidential information to any third party without prior written consent.  Furthermore, Consultant agrees to not use any such information for any purpose other than to perform the Services.  Upon the Company's request, Consultant will immediately deliver to it all files, documents and other media (and all copies and reproductions of any of the foregoing in its possession or under its control) which contain or pertain to the confidential information.

4.2       The furnishing of any information by the Company shall not be construed as granting to Consultant any license or other right in or to any of the information.  Unless otherwise agreed in writing, Consultant shall assign to the Company Consultant's entire right, title and interest in and to all inventions, discoveries and improvements, whether patented or unpatented, that are conceived or first reduced to practice by Consultant in connection with the performance of the Services, and all copyrightable material that Consultant may produce or compose in connection with the performance of the Services.

4.3       Unless otherwise agreed in writing, all computer programs, copyrightable materials, and other intellectual property, if any, produced by Consultant in connection with performance of the Services shall be deemed "works for hire" and shall belong, exclusively and without any implied license to Consultant, to the Company.

5.         Miscellaneous.

5.1       Notices.  Any communication permitted or required hereunder shall be in writing and shall be effective upon receipt or five days after deposit in the United States mail, return receipt requested, registered or certified, or one day or receipt after deposit with a recognized overnight courier service.  Notice to (a) the Company shall be sent to CWGS Enterprises, LLC, 250 Parkway Drive, Suite 270, Lincolnshire, IL 60069, Attn: President or (b) Employee shall be sent to the address for Employee on the Company’s records as of the last day of employment.  Addresses for notice may be changed by either party by providing notice of such change as set forth above.

5.2       Compliance with Laws.  Consultant hereby represents, warrants and covenants that it shall obey and comply with all applicable laws, regulations and policies of federal, state and local laws, and shall further comply with all applicable general policies, rules and regulations of the Company as the same may be applicable from time to time to the performance of Consultant's duties under this Agreement.

5.3       Noncompetition.  During the term of this Agreement, Consultant shall not without the Company's prior written consent, which may be withheld in the Company's sole discretion, (i) serve as an employee or consultant for any commercial enterprise with respect to services or products that are or may be produced or sold by the Company, or (ii) have any direct or indirect controlling financial interest in any commercial enterprise that produces or sells or contemplates producing or selling service or products in competition with services or products produced or sold by the Company.

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5.4       Intentionally Omitted.

5.5       Status.  Consultant shall be deemed an independent contractor and not an employee or agent of the Company.  Consultant shall have no authority to act or to execute documents on behalf of the Company and shall make no representations that it possesses such authority.

5.6       Assignment.  Consultant shall not assign this Agreement or any right or interest hereunder without the prior written consent of the Company.

5.7       No Finders, Payments.  Consultant represents and warrants to the Company that Consultant has neither retained nor authorized the services of any broker, finder or other such third-party intermediary in connection with the introduction of the parties to this Agreement or the negotiation or execution hereof, and has made no payments to employees or agents of the Company to obtain this Agreement.

5.8       Facilities and Logistical Support.  Consultant shall be responsible for furnishing its own facilities and necessary logistical support in connection with Consultant's performance of the Services.

5.9       Intentionally omitted.

5.10     Arbitration.  All disputes arising under or relating to this Agreement shall be subject to binding arbitration in accordance with the rules of the American Arbitration Association.

5.11     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements made and to be wholly performed in such state.

5.12     Counterparts.  This Agreement may be executed in more than one counterpart, and each executed counterpart shall be considered as an original.

5.13     No Waiver.  No waiver by either party of a breach or any provision of this Agreement shall be deemed to constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof.

5.14     Entire Agreement.  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and may not be supplemented, amended, or varied except in a writing executed by the party to be bound.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

CONSULTANT

/s/ Melvin Flanigan
Melvin Flanigan

COMPANY:

CWGS Enterprises, LLC

By:	/s/ Brent Moody
Brent Moody, President

Camping World Holdings, Inc.

By:	/s/ Brent Moody
Brent Moody, President

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Schedule A

1.   Description of Consultant's Services:

a.    Transition services and support to:

i.    Karin Bell (“Bell”) to provide a smooth transition from Consultant to Bell of the duties to be performed by Bell as Chief Financial Officer, including, without limiation, financial reporting, SEC reporting, investor relations, earnings calls and releases, internal controls, financial planning and budgeting and forecasting; and

ii.    Lindsey Christen (“Christen”) to provide a smooth transition from Consultant to Christen of the duties to be performed by Christen as Corporate Secretary.

b.   Such other services as be necessary to provide a smooth transition of Consultants prior duties with the Company.

2.   Specific Individuals to Perform Services:  Melvin Flanigan

3.   Specific Company Personnel to Manage Consultant: Brent Moody and such other persons as may be designated by the Company from time to time.

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Schedule B

A.        Compensation:  Consultant shall receive a consulting fee in an amount equal to $437,500 to be paid in equal monthly payments during the last day of each month during the Term.

B.         Restricted Stock Units:  Consutlant has previously been granted awards (i) 62,500 restricted stock units (“RSU’s”) on January 21, 2019 (the “First Award”) and (ii) 60,000 RSU’s on November 12, 2019 (the “Second Award”) pursuant to the Company’s 2016 Incentive Award Plan.  The First Award and Second Award provide for three year vesting schedules with unvested RSU’s for the First Award and Second Award scheduled to vest on the following dates:

1.   First Award:

a.    01/01/2021 – 20,833; and

b.    01/01/2022 – 20,834.

2.   Second Award:

a.    11/15/2020 – 20,000;

b.    11/15/2021 – 20,000; and

c.    11/15/2022 – 20,000.

(a) Provided that the Term of this Agreement has not been terminated prior to such date, the 20,000 RSU’s scheduled to vest on 11/15/2020 pursuant to the Second Award shall vest on 11/15/20 and (b) provided that the Term of this Agreement has not been terminated prior to December 31, 2020, the remaining RSU’s under the First Award scheduled to vest on 01/01/21 and 01/01/22 shall vest on January 1, 2021.

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